UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

Digital Domain Media Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-35325	27-0449505
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10250 SW Village Parkway, Port St. Lucie, Florida	34987
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (772) 345-8000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Sale and Issuance of Common Stock and Warrants

On June 7, 2012, Digital Domain Media Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a group of institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 1,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $7.00 per share, and warrants (the “Warrants”) to purchase up to an additional 600,000 shares of the Common Stock at an exercise price (subject to adjustment) of $8.05 per share, for an aggregate purchase price of $10.5 million (the “Offering”).  Such issuance and sale are expected to be consummated on or around June 8, 2012.

Under the terms of the Purchase Agreement, the effective purchase price of the Common Stock may be reset based on the trading prices of the Common Stock during a defined reset period; provided that, subject to the terms and conditions of the Purchase Agreement, the Company may be required to issue further additional shares of Common Stock at one or more additional specified times if the additional shares of Common Stock are not freely tradable for certain specified minimum periods.  During such reset period, the Purchasers and their trading affiliates are restricted from engaging in any “short sale” transactions with respect to the Common Stock.

Under the terms of the Warrants, the holders thereof are entitled to exercise the Warrants to purchase up to an aggregate of 600,000 shares of the Common Stock at an initial exercise price of $8.05 per share, during the five-year period beginning six months after the date of the issuance of the Warrants. The exercise price of the Warrants is subject to antidilution price protection and adjustment for stock splits, stock dividends, recapitalizations, and similar transactions. The Company is generally prohibited from issuing shares of Common Stock upon exercise of the Warrants or additional shares of Common Stock in accordance with the share adjustment provisions of the Purchase Agreement if such issuance would cause the Company to breach its obligations under the rules or regulations of the New York Stock Exchange, or such other stock market on which the Common Stock is then traded.

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which it agreed to file a registration statement with the Securities and Exchange Commission relating to the offer and sale by the Purchasers of the shares of the Common Stock issued in connection with the Offering and issuable upon the exercise of the Warrants. Pursuant to the terms of the Registration Rights Agreement, the Company is required to file the registration statement within 45 days of the closing date under the Purchase Agreement and to use its reasonable best efforts to have the registration statement declared effective not later than 90 days after such closing date (or 120 days following such closing date if the Securities and Exchange Commission determines to review the registration statement).

The offer, issuance and sale of the shares of Common Stock and the Warrants in the Offering are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. Accordingly, the shares of Common Stock and the Warrants issued in the Offering, and the shares of Common Stock underlying such Warrants, have not been registered under the Securities Act, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. Each of the Purchasers has represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D.

Copies of the Purchase Agreement, the form of the Warrants, and the Registration Rights Agreement are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the text of such documents.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

The following Exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated June 7, 2012, among the Company and the Buyers identified therein

10.2	Form of Warrant to Purchase Common Stock

10.3	Registration Rights Agreement, dated June 7, 2012, among the Company and the Buyers identified therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Domain Media Group, Inc.

Dated: June 8, 2012	By:	/s/ John C. Textor
John C. Textor
Chief Executive Officer and
Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated June 7, 2012, among the Company and the Buyers identified therein

10.2	Form of Warrant to Purchase Common Stock

10.3	Registration Rights Agreement, dated June 7, 2012, among the Company and the Buyers identified therein